UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 11, 2008

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2008, the Board of Directors (the “Board”) of PDL BioPharma, Inc. (the “Company”) approved an amendment to each of Brad Goodwin’s and Gary Lyons’ stock options to accelerate the vesting of all unvested option shares subject to each of Mr. Goodwin’s and Mr. Lyons’ stock options.  Such acceleration would be effective on the date of the spin-off of Facet Biotech Corporation by the Company and the anticipated resignation on that date of each of Mr. Goodwin and Mr. Lyons from the Board.  The number of shares the vesting of which would be accelerated would be 31,668 with respect to Mr. Lyons and 27,084 with respect to Mr. Goodwin assuming that such acceleration occurred on December 18, 2008.

Also, on December 11, 2008, the Board authorized the Company’s management to retain Mr. Lyons as a consultant to the Company following his resignation from the Board.  The terms and conditions of such arrangement have not yet been negotiated or agreed to by the Company or Mr. Lyons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 16, 2008

PDL BioPharma, Inc.

By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary